Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 6, 2006, accompanying the financial statements of Orange REIT, Inc. as of December 31, 2005 contained in the Registration Statement and Preliminary Prospectus on Form S-11. We consent to the use of the aforementioned report in this Registration Statement and Preliminary Prospectus of Orange REIT, Inc. on Form S-11, and to the use of our name as it appears under the caption “Experts”.

/s/ Grant Thornton LLP

New York, NY

February 8, 2006